EXHIBIT 99.1

Amtech Reports Fourth Quarter and Year End Fiscal 2024 Results

TEMPE, Ariz., December 9, 2024 -- Amtech Systems, Inc. ("Amtech") (NASDAQ: ASYS), a manufacturer of equipment and consumables for semiconductor fabrication and packaging, today reported results for its fourth quarter and fiscal year ended September 30, 2024.

Fourth Quarter Fiscal 2024 Financial and Operational Results:

•
Net revenue of $24.1 million
•
GAAP net loss of $0.5 million
•
Non-GAAP net loss of $7.0 thousand (1)
•
Adjusted EBITDA $0.8 million (1)
•
Customer orders of $17.6 million

Fiscal 2024 Financial and Operational Results:

•
Net revenue of $101.2 million
•
Cash of $11.1 million
•
Cash provided by operations of $9.8 million
•
Fully repaid $10.7 million on debt agreement
•
GAAP net loss of $8.5 million
•
Non-GAAP net income of $43.0 thousand (1)
•
Adjusted EBITDA $4.0 million (1)
•
Customer orders of $79.3 million
•
Backlog of $25.3 million

(1) See GAAP to non-GAAP and EBITDA and Adjusted EBITDA reconciliation in schedules following this release.

"We are pleased to report that in the fourth quarter, our strategic focus on aligning our cost structure with prevailing market conditions enabled us to achieve our fourth consecutive quarter of positive adjusted EBITDA and operating cash flow. Additionally, our strengthened cash position allowed us to fully pay off our remaining debt during the quarter. While we continue to navigate a challenging market environment, we have added resources focused on expanding our product offerings and customer base in higher-margin segments, positioning us to drive future growth,” commented Mr. Bob Daigle, Chief Executive Officer of Amtech.

GAAP and Non-GAAP Financial Results

(in millions, except per share amounts)	Q4	Q3	Q4	12 Months	12 Months
	FY 2024	FY 2024	FY 2023	2024	2023
Revenues, net	$24.1	$26.7	$27.7	$101.2	$113.3
GAAP gross profit	$9.8	$9.8	$2.8	$36.2	$35.6
GAAP gross margin	40.7%	36.5%	10.1%	35.8%	31.4%
Non-GAAP gross profit (1)	$9.8	$9.8	$8.9	$37.5	$41.7
Non-GAAP gross margin (1)	40.7%	36.5%	32.2%	37.1%	36.8%

GAAP net (loss) income	$(0.5)	$0.4	$(12.0)	$(8.5)	$(12.6)
GAAP net (loss) income per diluted share	$(0.04)	$0.03	$(0.85)	$(0.60)	$(0.89)
Non-GAAP net (loss) income (1)	$(0.0)	$1.1	$(2.5)	$0.0	$(0.3)
Non-GAAP net (loss) income per diluted share (1)	$(0.00)	$0.08	$(0.18)	$0.00	$(0.02)

(1) See GAAP to non-GAAP reconciliation in schedules following this release.

Net revenues decreased 10% sequentially and decreased 13% from the fourth quarter of fiscal 2023. The sequential decrease is primarily due to decreased sales of our diffusion furnaces, advanced packaging and wafer cleaning equipment, partially offset by increased reflow equipment, parts and services revenue. The decrease from prior year is primarily attributable to lower sales of our high temperature belt furnaces, partially offset by increased revenues from our advanced packaging and reflow equipment.

In the fourth quarter of fiscal 2024 our GAAP gross margin increased by $7 million dollars compared to the same prior year period. This is driven by better margin profiles and cost save this year while the fourth quarter of 2023 had $4.6 million intangible asset impairment charge, and the $1.5 million write-down of inventory related to the polishing equipment line. On a sequential basis, GAAP gross margin in our Thermal Processing Solutions segment was positively affected by product mix attributed to increased revenues for parts and services as well as improved material costs. GAAP gross margin in our Semiconductor Fabrication Solutions segment slightly decreased on a sequential basis due primarily to a less favorable product mix of consumables and equipment.

Selling, General & Administrative (“SG&A”) expenses increased by approximately $0.6 million on a sequential basis and decreased $2.3 million compared to the prior year period. The sequential increase is due primarily to increased consulting, audit and IT expenses. Compared to the same prior year period, the decrease is due primarily to the $0.5 million intangible asset impairment charge and lower labor and labor-related expenses as a result of our cost reduction initiatives, as well as lower shipping expenses on lower revenues.

Research, Development and Engineering expenses increased $0.3 million sequentially and decreased $1.6 million compared to the same prior year period, with the sequential decrease due primarily to the timing of purchases related to specific projects in both segments, and the decrease from prior year attributable to development efforts in our Semiconductor Fabrication Solutions segment that did not recur.

GAAP net loss for the fourth quarter of fiscal 2024 was $0.5 million, or 4 cents per share. This compares to GAAP net income of $0.4 million, or 3 cents per share, for the preceding quarter and GAAP net loss of $12.0 million, or 85 cents per share, for the fourth quarter of fiscal 2023.

Non-GAAP net loss for the fourth quarter of fiscal 2024 was $7,000, or 0 cents per share. This compares to non-GAAP net income of $1.1 million, or 8 cents per share, for the preceding quarter and non-GAAP net loss of $2.5 million, or 18 cents per share, for the fourth quarter of fiscal 2023.

Unrestricted cash and cash equivalents at September 30, 2024, were $11.1 million, compared to $13.1 million at September 30, 2023. Debt payments during the three months ended September 30, 2024 were $4.0 million, including the previously reported full repayment of our term loan and revolving credit facility. Net cash as of September 30, 2024 was $10.8 million compared to $2.4 million as of September 30, 2023.

In discussing financial results for the three months and year ended September 30, 2024 and 2023 and the three months ended June 30, 2024, in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles ("GAAP"). All non-GAAP amounts exclude certain adjustments for stock compensation expense, severance expense, expenses related to the discontinued product line, gain on the sale of our Arizona headquarters, moving expenses, amortization of acquired intangible assets, acquisition expenses, and income tax benefit related to our acquisition of Entrepix, Inc. A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.

Outlook

Operating results can be significantly impacted, positively or negatively, by the timing of orders, system shipments, logistical challenges, and the financial results of semiconductor manufacturers. Additionally, the semiconductor equipment industries can be cyclical and inherently impacted by changes in market demand. Actual results may differ materially in the weeks and months ahead.

For the first fiscal quarter ending December 31, 2024, we expect revenues in the range of $21 - 24 million with adjusted EBITDA nominally positive. Although the near-term outlook for revenue and earnings remains challenging, we remain confident that the future prospects are strong for both our consumables and equipment serving advanced mobility and advanced packaging applications. We took actions during the fiscal year, which will reduce Amtech's structural costs by approximately $7 million annually and better align product pricing with value. These steps should significantly improve results and enhance profitability through market cycles.

A portion of Amtech's results is denominated in Renminbis, a Chinese currency. The outlook provided in this press release is based on an assumed exchange rate between the United States Dollar and the Renminbi. Changes in the value of the Renminbi in relation to the United States Dollar could cause actual results to differ from expectations.

Conference Call

Amtech Systems will host a conference call at 5:00 pm ET on Monday, December 9, 2024 to discuss our fiscal fourth quarter financial results. The call will be available to interested parties by dialing 1-800-717-1738. For international callers, please dial +1-646-307-1865. A live webcast of the conference call will be available in the Investor Relations section of Amtech’s website at: https://www.amtechsystems.com/investors/events.

A replay of the webcast will be available in the Investor Relations section of the company’s website at http://www.amtechsystems.com/conference.htm shortly after the conclusion of the call and will remain available for approximately 30 calendar days.

About Amtech Systems, Inc.

Amtech Systems, Inc. is a leading, global manufacturer of thermal processing, wafer cleaning and chemical mechanical polishing (CMP) capital equipment and related consumables used in semiconductor, advanced mobility and renewable energy manufacturing applications. We sell process equipment and services used in the fabrication of semiconductor devices, such as silicon carbide (SiC), silicon power, electronic assemblies and modules to semiconductor device and module manufacturers worldwide, particularly in Asia, North America and Europe. Our strategic focus is on growth opportunities which leverage our strengths in thermal and substrate processing. Amtech's products are recognized under the leading brand names BTU International, Entrepix, Inc., PR Hoffman™ and Intersurface Dynamics, Inc.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this press release is forward-looking in nature. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries ("Amtech"), other than statements of historical fact, are hereby identified as "forward-looking statements" (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995). The forward-looking statements in this press release relate only to events or information as of the date on which the statements are made in this press release. Examples of forward-looking statements include statements regarding Amtech's future financial results, operating results, business strategies, projected costs, products under development, competitive positions, plans and objectives of Amtech and its management for future operations, efforts to improve operational efficiencies and effectiveness and profitably grow our revenue, and enhancements to our technologies and expansion of our product portfolio. In some cases, forward-looking statements can be identified by terminology such as "may," "plan," "anticipate," "seek," "will," "expect," "intend," "estimate," "believe," "continue," "predict," "potential," "project," "should," "would," "could", "likely," "future," "target," "forecast," "goal," "observe," and "strategy" or the negative of these terms or other comparable terminology used in this press release or by our management, which are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Form 10-K that Amtech filed with the Securities and Exchange Commission (the "SEC") for the year-ended September 30, 2023, listed various important factors that could affect the Company's future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf. These factors can be found under the heading "Risk Factors" in the Form 10-K and in our subsequently filed Quarterly Reports on Form 10-Qs, and investors should refer to them. Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties. Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:
Amtech Systems, Inc.
Wade M. Jenke
Vice President and Chief Financial Officer
irelations@amtechsystems.com
Sapphire Investor Relations, LLC Erica Mannion and Mike Funari (617) 542-6180 irelations@amtechsystems.com

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Summary Financial Information

(in thousands, except percentages)

	Three Months Ended			Years Ended September 30,
	September 30, 2024	June 30, 2024	September 30, 2023	2024	2023
Amtech Systems, Inc.
Revenues, net	$24,112	$26,749	$27,707	$101,214	$113,315
GAAP gross profit	$9,803	$9,758	$2,794	$36,231	$35,552
Non-GAAP gross profit	$9,803	$9,758	$8,926	$37,528	$41,684
GAAP gross margin	41%	36%	10%	36%	31%
Non-GAAP gross margin	41%	36%	32%	37%	37%
Operating income (loss)	$26	$816	$(11,690)	$(6,729)	$(14,970)
New orders	$17,587	$18,814	$18,185	$79,277	$103,897
Backlog	$25,312	$31,837	$51,794	$25,312	$51,794
Thermal Processing Solutions Segment
Revenues, net	$16,155	$18,038	$18,820	$69,161	$77,595
GAAP gross profit	$6,756	$6,313	$7,374	$24,269	$29,184
Non-GAAP gross profit	$6,756	$6,313	$7,374	$24,269	$29,184
GAAP gross margin	42%	35%	39%	35%	38%
Non-GAAP gross margin	42%	35%	39%	35%	38%
Operating income	$2,530	$1,690	$2,046	$6,196	$6,907
New orders	$9,328	$10,801	$10,834	$49,318	$74,817
Backlog	$20,845	$27,673	$45,233	$20,845	$45,233
Semiconductor Fabrication Solutions Segment
Revenues, net	$7,957	$8,711	$8,887	$32,053	$35,720
GAAP gross profit (loss)	$3,047	$3,445	$(4,580)	$11,962	$6,368
Non-GAAP gross profit	$3,047	$3,445	$1,552	$13,259	$12,500
GAAP gross margin	38%	40%	(52)%	37%	18%
Non-GAAP gross margin	38%	40%	17%	41%	35%
Operating income (loss)	$447	$1,621	$(10,176)	$(4,875)	$(8,765)
New orders	$8,259	$8,013	$7,351	$29,959	$29,080
Backlog	$4,467	$4,164	$6,561	$4,467	$6,561

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended September 30,		Years Ended September 30,
	2024	2023	2024	2023
Revenue, net	$24,112	$27,707	$101,214	$113,315
Cost of sales	14,309	20,268	64,134	73,118
Intangible asset impairment	—	4,645	849	4,645
Gross profit	9,803	2,794	36,231	35,552

Selling, general and administrative	8,786	11,078	33,814	42,002
Research, development and engineering	991	2,597	4,193	7,311
Gain on sale of fixed assets	—	—	(2,197)	—
Goodwill impairment	—	—	6,370	—
Intangible asset impairment	—	544	430	544
Severance expense	—	265	350	665
Operating income (loss)	26	(11,690)	(6,729)	(14,970)

Interest income	22	10	57	366
Interest expense	(59)	(178)	(557)	(520)
Foreign currency loss	(340)	(30)	(345)	(89)
Other	52	12	63	31
Loss before income taxes	(299)	(11,876)	(7,511)	(15,182)
Income tax provision (benefit)	237	139	975	(2,600)
Net loss	$(536)	$(12,015)	$(8,486)	$(12,582)

(Loss) Income Per Share:
Net (loss) income per basic share	$(0.04)	$(0.85)	$(0.60)	$(0.89)
Net (loss) income per diluted share	$(0.04)	$(0.85)	$(0.60)	$(0.89)
Weighted average shares outstanding:
Basic	14,239	14,166	14,208	14,065
Diluted	14,239	14,166	14,208	14,065

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Balance Sheets

(in thousands, except share data)

	September 30, 2024	September 30, 2023

Current Assets
Cash and cash equivalents	$11,086	$13,133
Accounts receivable - Net	21,989	26,474
Inventories	26,867	34,845
Income taxes receivable	132	632
Other current assets	4,302	6,105
Total current assets	64,376	81,189
Property, Plant and Equipment - Net	11,647	9,695
Right-of-Use Assets - Net	16,596	11,217
Intangible Assets - Net	4,004	6,114
Goodwill	21,261	27,631
Deferred Income Taxes - Net	185	101
Other Assets	884	1,074
Total Assets	$118,953	$137,021
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$5,356	$10,815
Accrued compensation and related taxes	2,057	3,481
Accrued warranty expense	602	965
Other accrued liabilities	477	1,551
Current portion of finance lease liabilities and long-term debt	101	2,265
Current portion of long-term operating lease liabilities	2,041	2,623
Contract liabilities	8,965	8,018
Total current liabilities	19,599	29,718
Finance Lease Liabilities and Long-Term Debt	189	8,422
Long-Term Operating Lease Liabilities	15,240	8,894
Income Taxes Payable	1,510	1,575
Other Long-Term Liabilities	57	47
Total Liabilities	36,595	48,656
Commitments and Contingencies
Shareholders’ Equity
Preferred stock; 100,000,000 shares authorized; none issued	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; shares issued and outstanding: 14,258,879 and 14,185,977 in 2024 and 2023, respectively	143	142
Additional paid-in capital	128,466	126,963
Accumulated other comprehensive loss	(720)	(1,695)
Retained deficit	(45,531)	(37,045)
Total Shareholders’ Equity	82,358	88,365
Total Liabilities and Shareholders’ Equity	$118,953	$137,021

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Statements of Cash Flows

(in thousands)

	Years Ended September 30,
	2024	2023
Operating Activities
Net (loss) income	$(8,486)	$(12,582)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,029	5,012
Write-down of inventory	2,813	2,620
Non-cash intangible asset impairment	7,649	5,189
Provision for allowance for doubtful accounts	18	14
Deferred income taxes	(84)	(2,513)
Non-cash stock-based compensation expense	1,530	1,272
Gain on sale of fixed assets	(2,197)	—
Other, net	—	196
Changes in operating assets and liabilities:
Accounts receivable	4,468	4,410
Inventories	5,135	(6,294)
Contract and other assets	4,773	(529)
Accounts payable	(4,942)	1,459
Accrued income taxes	436	(2,897)
Accrued and other liabilities	(5,248)	(1,895)
Contract liabilities	948	(1,163)
Net cash provided by (used in) operating activities	9,842	(7,701)
Investing Activities
Purchases of property, plant and equipment	(4,878)	(2,898)
Acquisitions, net of cash and cash equivalents acquired	—	(34,938)
Proceeds from sale of property, plant and equipment	2,700	6
Net cash (used in) provided by investing activities	(2,178)	(37,830)
Financing Activities
Proceeds from the exercise of stock options	85	1,235
Repurchase of common stock	—	—
Payments on long-term debt	(10,671)	(1,497)
Borrowings on long-term debt	64	12,000
Payment of payroll taxes on stock-based compensation through shares withheld	(111)	—
Net cash (used in) provided by financing activities	(10,633)	11,738
Effect of Exchange Rate Changes on Cash and Cash Equivalents	922	52
Net (Decrease) Increase in Cash and Cash Equivalents	(2,047)	(33,741)
Cash and Cash Equivalents, Beginning of Year	13,133	46,874
Cash, Cash Equivalents and Restricted Cash, End of Year	$11,086	$13,133

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	Three Months Ended			Years Ended September 30,
	September 30, 2024	June 30, 2024	September 30, 2023	2024	2023
Amtech Systems, Inc. Gross Profit:
GAAP gross profit	$9,803	$9,758	$2,794	$36,231	$35,552
Write-down of inventory related to polishing equipment	-	-	1,487	448	1,487
Intangible asset impairment	-	-	4,645	849	4,645
Non-GAAP gross profit	$9,803	$9,758	$8,926	$37,528	$41,684

GAAP gross margin	41%	36%	10%	36%	31%
Non-GAAP gross margin	41%	36%	32%	37%	37%

Thermal Processing Solutions Segment Gross Profit:
GAAP gross profit	$6,756	$6,313	$7,374	$24,269	$29,184
Write-down of inventory related to polishing equipment	-	-	-	-	-
Intangible asset impairment	-	-	-	-	-
Non-GAAP gross profit	$6,756	$6,313	$7,374	$24,269	$29,184

GAAP gross margin	42%	35%	39%	35%	38%
Non-GAAP gross margin	42%	35%	39%	35%	38%

Semiconductor Fabrication Solutions Segment Gross Profit (Loss):
GAAP gross profit (loss)	$3,047	$3,445	$(4,580)	$11,962	$6,368
Write-down of inventory related to polishing equipment	-	-	1,487	448	1,487
Intangible asset impairment	-	-	4,645	849	4,645
Non-GAAP gross profit	$3,047	$3,445	$1,552	$13,259	$12,500

GAAP gross margin	38%	40%	(52)%	37%	18%
Non-GAAP gross margin	38%	40%	17%	41%	35%

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	Three Months Ended			Years Ended September 30,
	September 30, 2024	June 30, 2024	September 30, 2023	2024	2023
Consolidated Net (Loss) Income:
GAAP net (loss) income	$(536)	$438	$(12,015)	$(8,486)	$(12,582)
Acquisition expenses	-	-	-	-	3,242
Write-down of inventory related to polishing equipment	-	-	1,487	448	1,487
Amortization of acquired intangible assets	154	154	985	749	2,955
Stock compensation expense	375	488	744	1,530	1,272
Gain on sale of fixed assets	-	-	-	(2,197)	-
Goodwill impairment	-	-	-	6,370	-
Intangible asset impairment	-	-	5,189	1,279	5,189
Severance expense	-	40	265	350	665
Income tax benefit related to acquisition	-	-	856	-	(2,490)
Non-GAAP net (loss) income	$(7)	$1,120	$(2,489)	$43	$(262)

Net (Loss) Income per Diluted Share:
GAAP net (loss) income per diluted share	$(0.04)	$0.03	$(0.85)	$(0.60)	$(0.89)
Acquisition expenses	-	-	-	-	0.23
Write-down of inventory related to polishing equipment	-	-	0.10	0.03	0.10
Amortization of acquired intangible assets	0.01	0.01	0.07	0.05	0.21
Stock compensation expense	0.03	0.03	0.05	0.11	0.09
Gain on sale of fixed assets	-	-	-	(0.15)	-
Goodwill impairment	-	-	-	0.45	-
Intangible asset impairment	-	-	0.37	0.09	0.37
Severance expense	-	0.01	0.02	0.02	0.05
Income tax benefit related to acquisition	-	-	0.06	-	(0.18)
Non-GAAP net (loss) income per diluted share	$(0.00)	$0.08	$(0.18)	$0.00	$(0.02)

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

(in thousands, except per share data)

	Three Months Ended September 30, 2024	Year Ended September 30, 2024
Amtech Systems, Inc. EBITDA:
GAAP net loss	$(536)	$(8,486)
Interest income	(22)	(57)
Interest expense	59	557
Income tax provision	237	975
Depreciation and amortization expense	719	3,029
EBITDA	457	(3,982)

Gain on sale of fixed assets	-	(2,197)
Building move expense	-	231
Write-down of inventory related to polishing equipment	-	448
Stock compensation expense	375	1,530
Goodwill impairment	-	6,370
Intangible asset impairment	-	1,279
Severance expense	-	350
Adjusted EBITDA	$832	$4,029